Exhibit 23(ii)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3A of American Oil & Gas, Inc. of our report dated March 22, 2006 relating to our audit of the financial statements as of December 31, 2005 and for the year then ended, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the captions “Experts” in such Prospectus.
HEIN & ASSOCIATES LLP
Denver, Colorado
December 11, 2006